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Exhibit 23.1


                             Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements No. 333-42743, 333-62131, 333-73087, 333-83229 and 333-87493 on Form S-8 and
No. 333-86473 on Form S-3 of NCO Group, Inc. of our report dated February 13, 2001, with respect to the consolidated financial statements and schedule of NCO Group, Inc included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                  /s/ Ernst & Young LLP



Philadelphia,  Pennsylvania
March 15, 2001.